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                               Exhibit 5.1

   [LETTERHEAD OF Schlanger, Mills, Mayer & Grossberg L.L.P. APPEARS HERE]

                             August 24, 1995

Cornerstone Natural Gas, Inc.
8080 N. Central Expressway, 12th Floor
Dallas, TX   75206

Ladies and Gentlemen:

   We have acted as counsel to Cornerstone Natural Gas, Inc., a Delaware corporation (the "Company"), with respect to the Company's Registration Statement on Form S-8 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of up to 1,250,000 shares of Common Stock, $0.10 par value per share (the "Common Stock") of the Company pursuant to the Company's 1993 Long Term Incentive Plan dated effective as of December 16,1993 (the "Plan").

   We have examined copies of the Certificate of Incorporation and the Restated Bylaws of the Company as amended and corrected and restated to date. We have examined the Plan, the Registration Statement and records of corporate proceedings of the Company. We have also relied on an Officer's Certificate as to certain matters.

   Based upon the foregoing and the matters hereinafter referred to, and having due regard for the legal considerations we deem relevant, we are of the opinion that, subject to the limitations set forth below:

        (a) The shares of Common Stock to be issued upon the exercise of the options granted pursuant to either the Plan (collectively, the "Plan Shares") are duly and validly authorized; and

        (b) When the Plan Shares have been duly delivered against payment therefor as contemplated by the applicable Option Agreement issued pursuant to the Plan, the Plan Shares will be legally issued, fully paid and nonassessable.

   The opinions expressed above are subject to the following assumptions, qualifications and limitations:

        (a) We assume (i) all signatures not witnessed by us are genuine,
            (ii) the competency of all persons other than the Company executing such documents, (iii) all documents submitted to us as originals are authentic, and (iv) all documents submitted to us as copies are accurate and complete copies of the originals thereof;

        (b) This opinion is limited to the matters expressly set forth herein, and no opinion is to be implied or may be inferred beyond the matters expressly so stated; and

        (c) The opinions expressed herein are limited to the laws of the State of Texas, the Delaware General Corporation Laws and applicable federal law.

   We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                           Very truly yours,
                           Schlanger, Mills, Mayer & Grossberg, L.L.P.